                                                                       EXHIBIT K

                               REPUBLIC OF TURKEY
                                 PRIME MINISTRY
                        The Undersecretariat of Treasury
                        Office of the First Legal Advisor

The Republic of Turkey
Undersecretariat of Treasury
Ankara/TURKEY

                                                                    June 7, 2005

        Re:    The Republic of Turkey
               Registration Statement No. 333-112081

Ladies and Gentlemen:

        I, First Legal Advisor, Undersecretariat of Treasury, Prime Ministry, the Republic of Turkey, have reviewed the above-referenced Registration Statement (the "Registration Statement"), the Prospectus dated February 18, 2004 (the "Prospectus"), the Prospectus Supplement dated June 2, 2005 (the "Prospectus Supplement"), the Fiscal Agency Agreement dated as of December 15, 1998, between the Republic of Turkey (the "Republic") and JPMorgan Chase Bank, as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated as of September 17, 2003, and Amendment No. 2 to the Fiscal Agency Agreement, dated as of January 7, 2004 (the "Fiscal Agency Agreement"), and the Underwriting Agreement dated June 2, 2005 (the "Underwriting Agreement") by and among the Republic and J.P. Morgan Securities Inc., Lehman Brothers Inc. and the other underwriters set forth in Schedule II to the Underwriting Agreement (the "Underwriters"), pursuant to which the Republic has issued and offered for sale 7.0% Notes due June 5, 2020 in the aggregate principal amount of U.S.$1,250,000,000 (the "Notes").

        It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

        I consent to the filing of this opinion as an exhibit to the Annual Report of the Republic of Turkey on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption "Validity of the Securities" in the Prospectus forming a part of the Registration Statement, and appearing under the caption "Legal Matters" in the Prospectus Supplement forming a part of the Registration Statement.

                                    Very truly yours,


                                     /s/ Ismet CEBI
                                     -----------------------------------
                                     Ismet CEBI
                                     First Legal Adviser
                                     Undersecretariat of Treasury,
                                     Prime Ministry
                                     The Republic of Turkey